SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE DEF 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
( )  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))


                                AutoNation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
     2)  Form, Schedule, or Registration Statement No.: N/A
                                                       -----
     3)  Filing Party: N/A
                      -----
     4)  Date Filed: N/A
                    -----

[GRAPHIC OMITTED]
                                                                  April 9, 2001



     Dear AutoNation Stockholder:


       We are pleased to invite you to attend the 2001 Annual Meeting of Stockholders of AutoNation, Inc. to be held at 10:00 a.m. on Thursday, May 17, 2001, at The Broward Center for the Performing Arts, Au Rene Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312.


       The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon at the meeting. We will also report on our progress and provide an opportunity for you to ask questions of general interest.


       Whether you own a few or many shares of AutoNation stock and whether or not you plan to attend the meeting in person, it is important that your shares be represented at the annual meeting. We ask that you please cast your vote as soon as possible. The Board of Directors unanimously recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the meeting.


       We look forward to seeing you on May 17th in Fort Lauderdale. Thank you.


                                            Sincerely,



                                            /s/ H. Wayne Huizenga
                                            ---------------------
                                            H. Wayne Huizenga
                                            Chairman of the Board

                                AUTONATION, INC.
                                AutoNation Tower
                              110 S.E. Sixth Street
                         Fort Lauderdale, Florida 33301


                NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS


     TO THE STOCKHOLDERS OF AUTONATION, INC.:


       The 2001 Annual Meeting of Stockholders of AutoNation, Inc. will be held at The Broward Center for the Performing Arts, Au Rene Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida on Thursday, May 17, 2001 at 10:00 a.m. At the meeting, we will consider and vote upon the following matters:



      (1) The election of ten Directors, each for a term expiring at the next Annual Meeting and until their successors are duly elected and qualified;


      (2) The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for 2001; and


      (3) Any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.


       Only stockholders as of 5:00 p.m. on March 26, 2001, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the meeting.


       We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy at any time prior to its use.



                                            By Order of the Board of Directors,



                                            /s/ Jonathan P. Ferrando
                                            ------------------------
                                            Jonathan P. Ferrando
                                            Senior Vice President,
                                            General Counsel and Secretary




    April 9, 2001

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                    TO US PROMPTLY IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

 QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING ..........................................     1
 PROPOSALS ON WHICH WE ARE ASKING YOU TO VOTE ............................................     5
  Election of Directors ..................................................................     5
  Ratification of the Appointment of Our Independent Public Accountants ..................     5
 NOMINEES FOR OUR BOARD OF DIRECTORS .....................................................     6
 BOARD GOVERNANCE ........................................................................     8
  Audit Committee Report .................................................................    10
 EXECUTIVE COMPENSATION ..................................................................    12
  Compensation Committee Report on Executive Compensation ................................    12
  Summary Compensation Table .............................................................    14
  Option Grants in Last Fiscal Year ......................................................    15
  Aggregated Option Exercises in Year Ended December 31, 2000 and Year-End Option Values .    15
  Performance Graph ......................................................................    16
  Compensation Committee Interlocks and Insider Participation ............................    17
  Employment Agreements ..................................................................    17
 STOCK OWNERSHIP INFORMATION .............................................................    19
  Section 16(a) Beneficial Ownership Reporting Compliance ................................    19
  Security Ownership of Certain Beneficial Owners and Management .........................    19
 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..........................................    21
 OTHER MATTERS ...........................................................................    22
 STOCKHOLDER PROPOSALS ...................................................................    22
 EXHIBIT A -- AUDIT COMMITTEE CHARTER ....................................................   A-1

                                AUTONATION, INC.
                                AutoNation Tower
                              110 S.E. Sixth Street
                         Fort Lauderdale, Florida 33301


                                 PROXY STATEMENT


     This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of AutoNation, Inc., for use at our 2001 Annual Meeting of Stockholders. Our annual meeting will be held at The Broward Center for the Performing Arts, Au Rene Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida on Thursday, May 17, 2001 at 10:00 a.m. Eastern Time.


     This Proxy Statement, the Notice of Annual Meeting, the proxy card and our Annual Report to Stockholders were mailed to stockholders on or about April 9, 2001.



                 QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING


What is the purpose of our annual meeting?

        The purpose of our annual meeting is to:


                 o elect ten Directors, each for a term until the next annual meeting and until their successors are duly elected and qualified;

                 o ratify the appointment of our independent public accountants for 2001; and

                 o consider any other matters properly presented at the meeting.


        In addition, senior management will report on our business and financial performance and respond to your questions.


Who is entitled to vote at the annual meeting?


        Only our stockholders as of 5:00 p.m. on March 26, 2001, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting, or any postponements or adjournments of the meeting.


What are the voting rights of AutoNation stockholders?


        For each share of common stock issued and outstanding on the record date, stockholders are entitled to one vote on each matter properly presented at the annual meeting. Therefore, if you own 100 shares of common stock as of 5:00 p.m. on March 26, 2001, you can cast 100 votes for each matter properly presented at the annual meeting. As of 5:00 p.m. on March 26, 2001, there were 337,146,986 shares of AutoNation common stock issued and outstanding and entitled to vote at the meeting.


What constitutes a quorum?


        In order for us to conduct business at our annual meeting, we must have a quorum of at least 168,573,494 shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. If you submit a properly executed proxy or vote instruction card or properly cast your vote by telephone or via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority as to a particular proposal. We will also consider as present for purposes of determining whether a quorum exists any shares represented by "broker non-votes" as to a particular proposal.

What are "broker non-votes"?


        "Broker non-votes" occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of The New York Stock Exchange, brokerage firms have the authority to vote customers' unvoted shares on certain routine matters, including the uncontested election of directors and the ratification of the appointment of independent public accountants. If, as we presently anticipate, the agenda for our meeting will provide only for votes for the election of our Board's nominees for Director and the ratification of Arthur Andersen LLP as our independent public accountant, brokerage firms will have the authority to vote all shares of our stock that they hold, even if they do not receive specific instruction from their customers. However, if other matters are properly brought before the meeting and they are not considered routine under the applicable New York Stock Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters and, accordingly, will be "broker non-votes" and will not affect the outcome of the vote on such matters.



Will my shares be voted if I do not provide my proxy?


        If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy.


How do I vote?


        You can vote in any of the following four ways. Please check your proxy card or contact your broker to determine whether you will be able to vote by telephone or via the Internet.


                 To vote by mail:
                     o Mark, sign and date your proxy card or vote instruction card; and
                     o  Return it in the enclosed envelope.


                 To vote using the Internet:
                     o  Have your proxy card or vote instruction card in hand;
                     o Log on to the Internet and visit the address provided on your proxy card or your vote instruction card; and
                     o  Follow the instructions provided.


                 To vote by telephone:
                     o  Have your proxy card or vote instruction card in hand;
                     o Call the toll-free number listed on your proxy card if you are a registered stockholder (that is, your shares are held on the company's books in your name or by you in certificate form), or call the number listed on your vote instruction card if your shares are held in "street name" (that is, in the name of your bank or broker); and
                     o  Follow the recorded instructions.


                 To vote in person if you are a registered stockholder:
                     o  Attend our annual meeting;
                     o  Bring valid photo identification; and
                     o  Deliver your completed proxy card in person.

                 To vote in person if you hold in "street name":
                     o  Attend our annual meeting;
                     o  Bring valid photo identification; and
                     o Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.


How do I vote my 401(k) shares?


        If you participate in the AutoNation 401(k) Plan, you may vote the number of shares credited to your account as of 5:00 p.m. on March 26, 2001 by instructing our plan trustee, Merrill Lynch Trust, how to vote your shares pursuant to the instruction card being mailed with this Proxy Statement to plan participants. If you do not provide clear voting instructions, Merrill Lynch will vote the shares in your account in proportion to the way that other plan participants voted their shares.


Can I change my vote after I have voted?


        Yes. If you voted by proxy card, vote instruction card or telephone or via the Internet, you can change your vote at any time before the proxy is exercised. To change your vote:


                     o  Submit written notice of revocation to our Secretary;
                     o  Submit a later dated and signed proxy by mail;
                     o  Recast your vote by telephone or via the Internet; or
                     o Attend our annual meeting and vote your shares in person in accordance with the procedures set forth in the answer to "How do I vote?" above. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.


What vote is required to elect Directors or take other action at the meeting?


        In order to be approved, any proposal that comes before the meeting must receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting with respect to such proposal. If you mark your proxy or vote instruction card "withhold authority" with respect to any Director or "abstain" with respect to any other proposal, you will effectively be voting against the election of such Director or the approval of such proposal.


        If your shares are not voted by your brokerage firm or nominee with respect to a particular proposal, or if you direct your proxy holder not to vote all or a portion of your shares with respect to a particular proposal, such shares will not be considered to be present at the meeting for purposes of considering such proposal. Thus, such shares will not be considered in determining whether such proposal is approved and will not affect the outcome of the vote on such proposal.


How does the Board recommend I vote on the proposals?


        The Board recommends that you vote:


                     o FOR each of the nominees for Director set forth on page 5; and


                     o FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for 2001.


How will my proxy holders vote?


        The enclosed proxy card designates Mike Jackson, our Chief Executive Officer, and Jonathan P. Ferrando, our Senior Vice President, General Counsel & Secretary, or their duly named successors, to hold your proxy and vote your shares. With respect to the election of Directors and the ratification of the appointment of our independent public accountants, Messrs. Jackson and Ferrando will vote in accordance with the instructions set forth on your duly executed proxy or vote instruction card or as directed by you over the telephone or via the Internet. If you sign and return your proxy card but do not provide instructions or if your instructions are unclear, Messrs. Jackson and Ferrando intend to vote FOR each of the nominees for Director and FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for 2001.


        With respect to any other proposal that properly comes before the meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.


How much did this proxy solicitation cost?


        We engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses. In addition to soliciting proxies by mail, certain of our employees may also solicit proxies personally, by telephone or otherwise, but such persons will not be compensated for such services. As is customary, we will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of the solicitation.


Can I receive materials relating to future AutoNation annual meetings via the Internet?


        Yes. In an effort to reduce our proxy solicitation costs significantly, we intend to make it possible for you to receive future annual meeting materials via the Internet. We encourage you to help us reduce our costs by electing to receive our annual meeting materials via the Internet. If you are a registered stockholder, log on to www.eproxyvote.com/an and register to receive our annual meeting materials via the Internet. If you hold AutoNation stock through a brokerage firm, bank or other nominee, you can typically register to receive future annual meeting materials via the Internet by voting online and following the instructions provided. Alternatively, you should call your broker for instructions on how to receive our future annual meeting materials via the Internet.


        If you elect to receive our future annual meeting materials via the Internet, you will receive a proxy card in the mail or, if you choose, an e-mail notification alerting you when our annual meeting materials are available online. Our future proxy statements and annual reports will be available online on the same day as such materials are filed with the Securities and Exchange Commission. You may revoke at any time your election to receive our future annual meeting materials via the Internet.


        This Proxy Statement and our 2000 Annual Report also are available on AutoNation's corporate website, which you can visit by going to www.autonation.com.

                  PROPOSALS ON WHICH WE ARE ASKING YOU TO VOTE


                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

     Our Board of Directors currently consists of ten members. Our Board has nominated each of our current Directors to stand for re-election for a new term expiring at the Annual Meeting of Stockholders in 2002. Detailed biographical and other information on each Director is provided on pages 6 and 7 of this Proxy Statement. Each nominee is willing and able to serve as a Director of AutoNation. If any nominee becomes unable to serve before the annual meeting, an event that is not anticipated by our Board of Directors, the proxies may be voted for the election of another person as designated by our Board.



Nominees For Director               Positions and Offices Held with Us
-------------------------------   -------------------------------------
  H. Wayne Huizenga               Chairman of the Board
  Mike Jackson                    Chief Executive Officer and Director
  Harris W. Hudson                Vice Chairman of the Board
  Robert J. Brown                 Director
  J.P. Bryan                      Director
  Rick L. Burdick                 Director
  Michael G. DeGroote             Director
  George D. Johnson, Jr.          Director
  John J. Melk                    Director
  Irene B. Rosenfeld              Director

   Our Board of Directors unanimously recommends a vote "FOR" the election of each of the nominees for Director named above.



                                   PROPOSAL 2


     RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors, upon recommendation of the Audit Committee, has approved the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2001. Arthur Andersen LLP has served us in this capacity since May 1990. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.


 Our Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Arthur Andersen LLP as independent public accountants for us and our subsidiaries for the year ending December 31, 2001.

                       NOMINEES FOR OUR BOARD OF DIRECTORS


H. Wayne Huizenga

     Mr. Huizenga, age 63, has served as our Chairman of the Board since August 1995. He also served as our Chief Executive Officer from August 1995 until October 1996, and as Co-Chief Executive Officer from October 1996 through September 1999. Since May 1998, Mr. Huizenga has been Chairman of the Board of Republic Services, Inc., a solid waste services company, and served as its Chief Executive Officer from May 1998 until December 1998. Since May 2000, Mr. Huizenga has been Vice Chairman of ZixIt Corporation, a provider of security services and products for Internet use. Since September 1996, Mr. Huizenga has been Chairman of the Board of Boca Resorts, Inc., an owner and operator of luxury resort hotels, a professional sports franchise and other facilities. Since January 1995, Mr. Huizenga also has been Chairman of the Board of Extended Stay America, Inc., an operator of extended stay lodging facilities. Mr. Huizenga served as the Vice Chairman of Viacom Inc., a diversified entertainment and communications company, from September 1994 until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation, a video rental company. In September 1994, Blockbuster merged with Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., a solid waste services company, and he served in various capacities, including as President, Chief Operating Officer and director, from its inception until 1984. Mr. Huizenga also owns the Miami Dolphins, as well as Pro Player Stadium in South Florida, and is a director of NationsRent, Inc., a national equipment rental company, and ANC Rental Corporation, a car rental company that we spun off to our stockholders in June 2000.


Mike Jackson


     Mr. Jackson, age 52, has served as our Chief Executive Officer and as one of our Directors since September 1999. From October 1998 until September 1999, Mr. Jackson served as President and Chief Executive Officer of Mercedes-Benz USA, Inc., a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until October 1999, Mr. Jackson served as President of Mercedes-Benz USA, Inc. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, Inc., including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA, Inc. Mr. Jackson was also the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles. Prior to joining Euro Motorcars, Mr. Jackson was a District Manager for Mercedes-Benz of North America.


Harris W. Hudson


     Mr. Hudson, age 58, has served as one of our Directors since August 1995, and has served as our Vice Chairman since October 1996. From August 1995 until October 1996, Mr. Hudson served as our President. Since May 1998, Mr. Hudson has served as Vice Chairman and Secretary of Republic Services. Mr. Hudson founded Hudson Management Corporation, a solid waste collection company, in 1983 and served as its Chairman of the Board, Chief Executive Officer and President from its inception until it was acquired by AutoNation in August 1995. Mr. Hudson also serves as a director of Boca Resorts and NationsRent.


Robert J. Brown


     Mr. Brown, age 66, has served as one of our Directors since May 1997. Mr. Brown has served as Chairman and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research and public relations firm, since 1973. Mr. Brown also serves as a director of Duke Energy Corporation, First Union Corporation and Sonoco Products Company.


J.P. Bryan


     Mr. Bryan, age 61, has served as one of our Directors since May 1991. From January 1995 to February 1998, Mr. Bryan served as President and Chief Executive Officer of Gulf Canada Resources, Ltd., which is engaged in oil and gas exploration and production. Since 1998, Mr. Bryan has served as Senior Managing Director of Torch Energy Advisors, Inc., an outsourcing and service provider to the oil and gas industry, and Mr. Bryan served as its Chief Executive Officer from 1981 to 1996 and as its Chairman of the Board from 1981 to 1994. Mr. Bryan also serves on the Board of Directors of Bellwether Exploration Company, an oil and gas exploration company, and ANC Rental.


Rick L. Burdick


     Mr. Burdick, age 49, has been one of our Directors since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick serves as a member of the firm's Executive Committee, Chairman of the firm's Corporate and Securities Department and Partner-In-Charge of the Washington office. Mr. Burdick also serves as a director of Century Business Services, Inc., a provider of outsourced business services to small and medium-sized companies in the United States.


Michael G. DeGroote


     Michael G. DeGroote, age 67, has been one of our Directors since 1991 and served as Vice Chairman of our Board from August 1995 until October 1996. Mr. DeGroote served as our Chairman of the Board and President from August 1991 until August 1995, and as our Chief Executive Officer from May 1991 until August 1995. Since April 1995, Mr. DeGroote has served as Chairman of the Board of Century Business Services. Mr. DeGroote also served as President and Chief Executive Officer of Century Business Services from April 1995 until October 1996 and from November 1997 until April 1999, and he served as Chief Executive Officer from April 1999 until October 2000.


George D. Johnson, Jr.


     Mr. Johnson, age 58, has served as one of our Directors since November 1995. Since January 1995, Mr. Johnson has served as President and Chief Executive Officer of Extended Stay America. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Division and as a director of Blockbuster. Mr. Johnson serves as a director of Extended Stay America, Duke Energy Corporation and Boca Resorts.


John J. Melk


     Mr. Melk, age 64, has served as one of our Directors since August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H2O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk also serves as a director of Extended Stay America. Additionally, he is Chairman and Chief Executive Officer of Fisher Island Holdings, LLC, which owns the development rights of Fisher Island, Florida. Mr. Melk also previously served as a director and Vice Chairman of Blockbuster prior to its merger with Viacom in September 1994. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984 he held various positions with Waste Management and its subsidiaries, including President of Waste Management International, plc., a subsidiary of Waste Management.


Irene B. Rosenfeld


     Ms. Rosenfeld, age 47, has served as one of our Directors since March 1999. Ms. Rosenfeld has been President of Kraft Canada, Inc., a subsidiary of Kraft Foods, Inc., a diversified food company, since 1996, and in May 2000 was also named Group Vice President of Kraft North America and President of Operations, Technology, Kraft Canada, Mexico & Puerto Rico. From 1991 until 1996, Ms. Rosenfeld served in various executive positions with Kraft Foods, including as Executive Vice President/General Manager of the Desserts and Snacks Division from 1994 to 1996 and as Executive Vice President/General Manager of the Beverages Division from 1991 to 1994. Ms. Rosenfeld also serves as a Trustee of Cornell University.


     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there are no family relationships between any of our Directors.

                                BOARD GOVERNANCE

     Our business and affairs are managed under the direction of our Board of Directors. Our Board establishes our overall corporate policies and reviews the performance of our management in executing our business strategy and managing our day-to-day operations. Our Directors are informed of our operations at meetings of our Board and our Board's Committees, through reports and analyses presented to our Board and our Board's Committees, and by discussions with our management. Significant communications between our Directors and our management also occur apart from meetings of our Board and our Board's Committees.


How many times did our Board meet during 2000?


        Our Board of Directors held eight meetings during 2000 and took one action by unanimous written consent. Each of our Directors attended at least 75% of the total number of meetings of our Board of Directors and any Committees on which he or she served.


What committees has our Board established?


        Our Board of Directors has established three standing committees to assist it in discharging its responsibilities: an Executive Committee, Audit Committee and Compensation Committee. The following chart reflects the membership of each Committee of our Board:



                                             Executive       Audit       Compensation
                   Name                      Committee     Committee      Committee
-----------------------------------------   -----------   -----------   -------------
         H. Wayne Huizenga ..............       **
         Mike Jackson ...................       *
         Harris W. Hudson ...............       *
         Robert J. Brown ................
         J.P. Bryan .....................                     *              **
         Rick L. Burdick ................                     *
         Michael G. DeGroote ............
         John J. Melk ...................                     *
         George D. Johnson, Jr. .........                                     *
         Irene B. Rosenfeld .............                     **              *

      ----------
           *  Member
           ** Chair


        Executive Committee. Our Executive Committee has been delegated the power to take action on behalf of our full Board with respect to certain matters, including, among other things, certain acquisitions, divestitures, investments, strategic alliances, joint ventures, agreements, capital investments, borrowings and the appointment, election or removal of certain of our officers. Our Executive Committee held no meetings during 2000, but took 19 actions by unanimous written consent.


        Audit Committee. Our Audit Committee is responsible for reviewing the quality of our financial reporting and audit processes, system of internal controls and ethical behavior. In recognition of the recent focus by the New York Stock Exchange, the Securities and Exchange Commission and the financial community in general on issues concerning auditor independence and qualifications of audit committee members, during 2000 our Board updated the charter for our Audit Committee. The full text of the charter is set forth as Exhibit A to this Proxy Statement. Please refer to our Audit Committee's Report, which is set forth below, for a further description of our Audit Committee's responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2000. Our Audit Committee consists of four Directors. Based upon the rules adopted by The New York Stock Exchange and the standards set forth in our Audit Committee charter, our Board has determined that each member of our Audit Committee meets all requisite qualifications to be a member of the Committee. Our Audit Committee held seven meetings during 2000.

        Compensation Committee. Our Compensation Committee sets our compensation philosophy and is responsible for administering our compensation programs, including the recommendation of base salaries and incentive compensation for our officers and approving and recommending stock option grants pursuant to our stock option plans. Our Compensation Committee consists of three Directors who have never been employees of AutoNation and who are not eligible to participate in any of the Compensation Committee-administered compensation programs or plans. Our Compensation Committee held five meetings during 2000 and took two actions by unanimous written consent. Our Compensation Committee's Report on Executive Compensation is set forth on page 12 below.


How are our Directors compensated?


        In 2000, we paid each of our non-employee Directors, other than Mr. DeGroote (who does not accept a fee), an annual fee for service on our Board of Directors of $25,000 plus $1,000 for each Board meeting attended in excess of four annually and for each committee meeting attended. Our Directors also are entitled to the use of a company vehicle in accordance with our Director Car Policy. Imputed income from the use of company vehicles by our Directors under our Director Car Policy averaged approximately $12,000 during 2000 for each of our Directors who used a company car during 2000. Mr. DeGroote does not accept the annual Director fee and he does not use a company vehicle under our Director Car Policy. In recognition of his extraordinary service as a Director in connection with the tax-free spin-off of ANC Rental, J.P. Bryan, one of our non-employee Directors, was also awarded a one-time Director fee of $100,000 during 2000.


        We want our outside Directors' compensation to be tied to your interests as stockholders. Accordingly, our 1995 Non-Employee Director Stock Option Plan currently provides for an annual grant of options to purchase 20,000 shares of our stock at the beginning of each fiscal year to each non-employee Director serving on the Board at such date. All options granted under this plan are fully vested and immediately exercisable. Under this plan, each grant of options to a non-employee Director remains exercisable for a term of ten years from the grant date so long as the Director remains a member of the Board. The options are exercisable at a price per share equal to the closing price per share of our stock on The New York Stock Exchange on the date immediately prior to the grant date. In accordance with the plan, on January 2, 2001, Messrs. Brown, Bryan, Burdick, DeGroote, Johnson and Melk and Ms. Rosenfeld each received an automatic grant of options to purchase 20,000 shares of our stock at an exercise price of $6.00 per share.

                             AUDIT COMMITTEE REPORT


    The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.


     The Audit Committee consists of Irene B. Rosenfeld (Chair), J. P. Bryan, Rick L. Burdick and John J. Melk. During 2000, the Board of Directors adopted an updated charter for the Audit Committee in order to address new rules recently adopted by the Securities and Exchange Commission and The New York Stock Exchange with respect to auditor independence and appropriate qualifications of audit committee members. The full text of the charter for the Audit Committee is set forth as Exhibit A to this Proxy Statement.


     Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation's financial reporting and audit processes, system of internal controls and ethical behavior. Management is responsible for the company's financial statements and the financial reporting process, including the system of internal controls. We also monitor the preparation by management of the company's quarterly and annual financial statements. The independent auditors, who are recommended to the Board by us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of AutoNation in conformity with United States generally accepted accounting principles. We also are responsible for reviewing the scope of audit services in conjunction with management and the auditor and discussing with the auditor any relationships or services that may impact the objectivity and independence of the auditor.


     In fulfilling our oversight role, we met and held discussions with the company's management and auditors. Management advised us that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and the auditors. We discussed privately with the auditors matters deemed significant by the auditors, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.


     The auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with their independence.


     Based on our review with management and the auditors of AutoNation's audited consolidated financial statements and the auditors' report on such financial statements, and based on the discussions described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.



                                            Audit Committee:

                                            Irene B. Rosenfeld (Chair)
                                            J. P. Bryan
                                            Rick L. Burdick
                                            John J. Melk

Audit Fees


     During fiscal 2000, we paid the following amounts to Arthur Andersen LLP in connection with audit and other services:


       Audit Fees ..........................................                    $1,648,425
       Financial Information Systems Design and
         Implementation Fees ...............................                            --
       All Other Fees:
         Tax consulting -- discontinued operations .........    $1,345,081
         Tax compliance ....................................       625,500
         Benefit Plan audits ...............................       321,000
         Other .............................................       929,368
                                                                ----------
                                                                                $3,220,949
                                                                                ----------
            Total ..........................................                    $4,869,374
                                                                                ==========

     During fiscal 2000, we hired Arthur Andersen LLP to perform certain non-audit services, including tax consulting on our discontinued operations, tax compliance services and employee benefit plan audits. In these situations, our Audit Committee and our management considered whether Arthur Andersen LLP could provide the necessary services without effect on its independence.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.


Compensation Philosophy


   The company's executive compensation program consists of three primary elements:


                 o  an annual base salary;
                 o  a performance-based annual bonus; and
                 o annual grants of stock options designed to align the executive officer's interest with your interests.


     The compensation program for executive officers is designed to attract, motivate, reward and retain highly-skilled executives who have the talent and experience necessary to advance the company's short- and long-term interests. We believe that this approach effectively serves AutoNation's stockholders' best interests by tying a significant portion of incentive compensation to the achievement of goals that are aligned with your goals. The executive officer compensation program in 2000 was based in part on a competitive market analysis conducted by independent compensation consultants.


     We consider the anticipated tax treatment of various payments and benefits when determining executive compensation and administer the executive compensation program in a manner that maximizes the tax deductibility of compensation paid to the company's executives under Internal Revenue Code
Section 162(m) to the extent practicable. We believe, however, that the company's priority is to attract and retain highly-skilled executives to manage the company and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal.


     The following is a summary of the considerations underlying each component of compensation paid to AutoNation's executive officers in 2000.


Base Salary


     We approve and recommend to the Board of Directors base salaries for the company's executive officers annually and consider such factors as: the level and scope of the executive officer's responsibilities; compensation levels of similarly positioned executives in comparable companies, as reflected in a market analysis conducted by independent compensation consultants; the performance of the particular business area or function for which the executive officer is responsible; and certain qualitative factors reflecting the individual performance of the executive officers. We attempt to set each executive officer's annual base salary at the median of such salaries at comparable companies to attract and retain a high quality management team. We believe that the executive officers' base salaries for 2000 were set in accordance with this policy.


Incentive Bonus


     In 1999, we adopted, and the company's stockholders approved, the 1999 Senior Executive Bonus Plan, which provides for a performance-based bonus program for executives who are designated as "covered employees" under Section 162(m) of the Internal Revenue Code.


     Under the terms of the 1999 Senior Executive Bonus Plan, we establish specific annual performance goals and set target awards for participants, each of whom is selected based on the likelihood that he or she will have a significant impact on the company's performance. Our objective is to create a direct link between pay and performance for the company's senior executives. Participants selected with respect to one particular plan year are not guaranteed or assured of selection as to any subsequent year. We may choose from any one or more of the following factors to set the performance goals applicable to a particular participant: (a) annual revenue; (b) controllable profits; (c) earnings per share; (d) customer satisfaction indices; (e) net income; (f) pro forma net income; (g) return on assets; and (h) return on sales. These performance goals must be established while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m). At the time that the performance goals are selected for a particular participant, we also establish an objective formula or standard for calculating the amount of the target award. The maximum annual target award payable to any particular participant under the plan is $2 million. We have absolute "negative discretion" to eliminate or reduce the amount of any award under the plan. For 2000, we established performance goals under the plan based upon the achievement of a specified level of earnings per share for the company. After the end of the year, we determined that the performance goals had been achieved under the plan and, accordingly, awards were made under the plan to participants, subject to the exercise of negative discretion.


     We also award annual performance-based incentive bonuses to other senior officers. We base the amount and conditions of such bonuses primarily on the company's performance for the year and, to a lesser degree, the individual performance of the senior officer during the year.


Stock Options


     We believe that awarding stock options to executive officers will motivate them to focus on the company's long-term performance. Under the company's stock option guidelines, stock option grants are generally made on an annual basis in competitive amounts. Stock option grants are also made to executive officers upon commencing service to the company or entering into an employment agreement with the company. Accordingly, in 2000 we approved the grant of stock option awards to each executive officer. Stock options generally vest in equal installments over four years and have an exercise price equal to the closing price of AutoNation common stock on the last trading day immediately preceding the grant.


Compensation of the Chief Executive Officer


     Our Board appointed Mr. Jackson as Chief Executive Officer in September 1999 and established his annual base salary at $1 million. Mr. Jackson's base salary was based upon an assessment of competitive market data of comparable companies, as described above. In addition to his annual base salary, as described above, Mr. Jackson's performance goal established under the 1999 Senior Executive Bonus Plan was achieved and we awarded Mr. Jackson a $900,000 bonus for 2000 under the plan. In August 2000, we approved an annual grant to Mr. Jackson of an option to purchase 850,000 shares of stock exercisable at $6.875 per share. The option has a ten-year term, will vest over four years and is not presently exercisable.


     We believe that tying a large part of the Chief Executive Officer's compensation to the performance of the company's stock will improve the company's long-term performance by providing Mr. Jackson the incentive to grow the company's stock price and make AutoNation more profitable in future years. We believe that Mr. Jackson's compensation, as described above, is fair for his services as Chief Executive Officer.


                                            Compensation Committee:

                                            J.P. Bryan (Chair)
                                            George D. Johnson, Jr.
                                            Irene B. Rosenfeld

                           SUMMARY COMPENSATION TABLE


     The following tables set forth information with respect to our Chief Executive Officer and four other most highly compensated executive officers at December 31, 2000.



                                                                                                     Long-Term
                                                                                                   Compensation
                                                                                                      Awards
                                                                                                ------------------
                                                                                                    Securities
                                                         Annual Compensation                        Underlying
                                      ---------------------------------------------------------     Options to
                                                                                 Other Annual        Purchase          All Other
Name and Principal Position            Year      Salary           Bonus        Compensation(1)     Common Stock      Compensation
------------------------------------- ------ ------------- ------------------ ----------------- ------------------ ----------------

 H. Wayne Huizenga .................. 2000   $1,000,000       $        --     $     --             500,000          $ 7,524(2)
  (Chairman of the Board)             1999    1,000,000                --          --              886,274(3)        9,694(2)
                                      1998    1,000,000                --          --              830,882(3)       30,684(2)

 Mike Jackson ....................... 2000    1,000,000           900,000     204,324(5)           850,000          205,831(6)
  (Chief Executive Officer)(4)        1999      250,000           250,000      27,615(7)         1,107,843(3)       77,425(8)

 Michael E. Maroone ................. 2000      850,000           510,000      67,426(9)           850,000           1,620(2)
  (President and Chief                1999      783,654           321,563          --            1,107,843(3)        1,073(2)
  Operating Officer)                  1998      398,462           100,000          --              249,265(3)          870(2)

 Craig T. Monaghan .................. 2000      283,846           280,000      47,059(7)           437,745(3)       93,345(11)
  (Senior Vice President,
  Chief Financial Officer)(10)

 Patricia A. McKay .................. 2000      363,462           230,875(13)      --              107,696(3)          338(2)
  (Former Acting Chief Financial      1999      275,000            72,188          --               44,314(3)          295(2)
  Officer and Controller; Current     1998      230,961            56,250          --               40,171(3)          354(2)
  Senior Vice President, Finance)(12)

----------
 (1) Except as disclosed below, the aggregate total value of perquisites and other personal benefits, securities or property did not equal the lessor of $50,000 or ten percent (10%) of the annual salary and bonus for this officer during the fiscal year indicated.

 (2) Imputed income from life insurance.

 (3) Reflects adjustment to stock options made in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation.

 (4) Mr. Jackson began serving as our Chief Executive Officer in September
     1999.

 (5) Includes $115,017 of reimbursement by us for the payment of taxes in connection with certain relocation expenses, $61,764 of imputed income from use of company cars and $27,543 of imputed income from use of our aircraft.

 (6) Includes $203,209 of relocation expenses and $2,622 of imputed income from life insurance.

 (7) Reimbursement by us for the payment of taxes in connection with certain relocation expenses.

 (8) Includes $77,122 of relocation expenses and $303 of imputed income from life insurance.

 (9) Includes $57,660 of imputed income from use of our aircraft and $9,766 of imputed income from use of a company car.

(10) Mr. Monaghan began serving as our Senior Vice President, Chief Financial Officer in May 2000.

(11) Includes $93,105 of relocation expenses and $240 of imputed income from life insurance.

(12) Ms. McKay served as our Acting Chief Financial Officer and Controller from November 1999 until April 2000. Ms. McKay currently serves as our Senior Vice President, Finance, a position that she has held since November 1999.

(13) Includes a one-time bonus of $125,000 paid during April 2000 in recognition of Ms. McKay's service from November 1999 until April 2000 as our Acting Chief Financial Officer and Controller.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                      Individual Grants
                             -------------------------------------------------------------------
                                                                                                 Potential Realizable Value
                                                                                                             at
                                                                                                   Assumed Annual Rates of
                                    Number of         % of Total                                            Stock
                                   Securities           Options                                    Price Appreciation for
                                   Underlying         Granted to                                         Option Term
                                     Options         Employees in       Exercise      Expiration ---------------------------
Name                              Granted            Fiscal Year       Price           Date(1)       5%            10%
---------------------------- ---------------------- -------------- ----------------- ----------- ----------    ----------
H. Wayne Huizenga ..........         500,000              4.0%        $  6.8750       08/01/10   $2,161,825    $5,478,489
Mike Jackson ...............         850,000              6.8            6.8750       08/01/10    3,675,102     9,313,432
Michael E. Maroone .........         350,000              2.8            6.8750       08/01/10    1,513,277     3,834,942
                                     500,000              4.0            6.8750       08/01/10    2,161,825     5,478,489
Craig T. Monaghan ..........         387,745(2)(3)        3.1            8.4060 (3)   05/08/10    2,049,809     5,194,619
                                      50,000                *            6.8750       08/01/10      216,182       547,848
Patricia A. McKay ..........          27,696(3)(4)          *            8.0111 (3)   04/26/10      139,536       353,612
                                      80,000                *            6.8750       08/01/10      345,892       876,558

----------
     * Less than 1%.

 (1) Subject to earlier termination in accordance with the applicable stock option plan and agreement.

 (2) Represents stock options granted to Mr. Monaghan upon the commencement of his employment with AutoNation during May 2000.

 (3) Reflects adjustment to stock options made in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation.

 (4) Represents a one-time grant of options during April 2000 in recognition of Ms. McKay's service from November 1999 until April 2000 as our Acting Chief Financial Officer and Controller.





                    AGGREGATED OPTION EXERCISES IN YEAR ENDED
                  DECEMBER 31, 2000 AND YEAR-END OPTION VALUES



                                                         Number of Securities           Value of Unexercised
                               Shares                   Underlying Unexercised          In-the-Money Options
                              Acquired               Options at December 31, 2000       at December 31, 2000
                                 on        Value    ------------------------------  -----------------------------
Name                          Exercise    Realized   Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------- ----------  ---------  -------------  ---------------  -------------  --------------
H. Wayne Huizenga ..........       --          --     7,244,334         500,000              --               --
Mike Jackson ...............       --          --       276,961       1,680,882              --               --
Michael E. Maroone .........       --          --       702,375       1,905,772              --               --
Craig T. Monaghan ..........       --          --            --         437,745              --               --
Patricia A. McKay ..........       --          --       135,025         195,636              --               --

                                PERFORMANCE GRAPH


     The following graph and table compare the cumulative total stockholder return on our common stock from December 31, 1995 through December 31, 2000 with the performance of: (i) the Standard & Poor's 500 Stock Index, (ii) AutoNation's former industry index, the Russell 1000 Producer Durables Index, and (iii) AutoNation's new industry index, the Standard & Poor's Retail (Specialty) Index. We discuss in the following paragraph the reasons that we have determined to change our industry index. We have created these comparisons using data supplied by Research Data Group, Inc. The comparisons reflected in the graph and table are not intended to forecast the future performance of our stock and may not be indicative of future performance. The graph and table assume an investment of $100 in our stock and each index on December 31, 1995, as well as reinvestment of dividends. The distribution we made to our stockholders on June 30, 2000 in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation is reflected in the graph and table as a reinvestment of a cash dividend in the amount of $.69. The spin-off was completed by issuing to each AutoNation stockholder of record as of June 16, 2000 one share of ANC Rental common stock for each eight shares of AutoNation common stock held by such stockholder.


     Following our spin-off of ANC Rental and our sale of certain other non-core assets during 2000, we reexamined our industry index. From 1995 through 2000, we operated businesses in various industries, including the automotive retail, solid waste services, electronic security service and car rental industries, and determined that the Russell 1000 Producer Durables Index provided an appropriate basis of comparison. However, with our focus now exclusively on our operations in the automotive retail business, we have determined that the Standard & Poor's Retail (Specialty) Index more appropriately reflects the competitors in our marketplace. The Standard & Poor's Retail (Specialty) Index is comprised of the following companies:
AutoZone Inc. (AZO); Bed Bath & Beyond Inc. (BBBY); Office Depot, Inc. (ODP); Staples Inc. (SPLS); Tiffany & Co. (TIF) and Toys R Us Holding Companies (TOY). Accordingly, we will continue to reflect the performance of the Standard & Poor's Retail (Specialty) Index and we will discontinue showing the performance of the Russell 1000 Producer Durables Index in the future.


[GRAPHIC OMITTED]



                                                                         Cumulative Total Return
                                           ------------------------------------------------------------------------------------
                                                12/95          12/96          12/97         12/98         12/99         12/00
                                                -----          -----          -----         -----         -----         -----
AUTONATION, INC. .......................    $  100.00      $  172.76      $  129.07      $  82.35      $  51.21      $  36.41
S & P 500 ..............................       100.00         122.96         163.98        210.84        255.22        231.98
RUSSELL 1000 PRODUCER DURABLES .........       100.00         119.49         130.30        155.11        228.57        166.22
S & P RETAIL (SPECIALTY) ...............       100.00         122.84         123.40        105.69         75.52         63.01

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Messrs. Bryan and Johnson and Ms. Rosenfeld served as members of our Compensation Committee in 2000. Mr. Johnson has served as the President and Chief Executive Officer of Extended Stay America, and Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, since January 1995.



                              EMPLOYMENT AGREEMENTS


     During 1999, we entered into an employment agreement with Mike Jackson pursuant to which Mr. Jackson serves as our Chief Executive Officer. In March 1999, we confirmed certain understandings with respect to Michael E. Maroone's employment as our President and Chief Operating Officer and we entered into an employment agreement with Mr. Maroone during August 2000. During 2000, we also entered into an employment agreement with Craig T. Monaghan pursuant to which Mr. Monaghan serves as our Senior Vice President, Chief Financial Officer. Summaries of these employment arrangements are set forth below.


     Mike Jackson. On September 22, 1999, we entered into an employment agreement with Mr. Jackson pursuant to which he serves as our Chief Executive Officer. The agreement provides for Mr. Jackson's employment from September 24, 1999 through September 24, 2002 (subject to earlier termination for "cause"), at a base salary of $1,000,000 per year, subject to future increases as determined by our Compensation Committee. The agreement also provides for an annual bonus of up to 100% of Mr. Jackson's annual salary, payable under the 1999 Senior Executive Bonus Plan upon the achievement of goals and objectives set during the first quarter of each year. Upon the commencement of Mr. Jackson's employment, we granted to Mr. Jackson a sign-on bonus in the amount of $250,000 and stock options with respect to a total of 1,107,843 shares of our common stock (adjusted to reflect the tax-free spin-off to our stockholders of ANC Rental). All of these options vest in four equal annual installments commencing on September 24, 2000 and have an exercise price equal to $10.61 and a term expiring on September 24, 2009 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Mr. Jackson will be eligible to receive stock option grants in future years at the discretion of our Compensation Committee. On August 1, 2000, we granted Mr. Jackson options to purchase 850,000 shares of our stock. All of these options vest in four equal annual installments commencing on August 1, 2001 and have an exercise price equal to $6.875 and a term expiring on August 1, 2010 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Under the terms of the agreement, if we terminate Mr. Jackson's employment for any reason other than "cause," he is entitled to receive his annual base salary until September 24, 2002, as well as the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment. Additionally, if we terminate Mr. Jackson's employment without "cause," all stock options held by him will continue to vest during the 12-month period immediately following such termination, and he shall have an additional two-month period from the end of such 12-month period to exercise any vested options. The agreement also provides that Mr. Jackson would be entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.


     Michael E. Maroone. On August 1, 2000, we entered into an employment agreement with Michael E. Maroone that provides for him to serve as our President and Chief Operating Officer. The term of the employment agreement ends on December 31, 2003. Our agreement with Mr. Maroone provides that he will earn a base salary of $850,000 per year, subject to future increases as determined by our Compensation Committee. The agreement also provides for an annual bonus for 2000 of up to 70% of Mr. Maroone's base salary, payable under the 1999 Senior Executive Bonus Plan upon the achievement of goals and objectives set during the first quarter of 2000. Upon the execution of his new employment agreement, on August 1, 2000 we granted Mr. Maroone options to purchase 350,000 shares of our stock. Additionally, as part of our annual stock option grant, on August 1, 2000, we granted Mr. Maroone options to purchase 500,000 shares of our stock. All of these options vest in four equal annual installments commencing on August 1, 2001 and have an exercise price equal to $6.875 and a term expiring on August 1, 2010 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Mr. Maroone will be eligible to receive stock option grants in future years at the discretion of the Compensation Committee. Under the terms of the agreement, if Mr. Maroone's employment is terminated by us for any reason other than "cause," or if he terminates his employment with us for "good reason" (as defined in the employment agreement), he is entitled to receive the greater of one year's base salary and his then-current base salary for the remainder of his employment term. In such circumstances, Mr. Maroone would also be entitled to receive the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance objectives are satisfied.


     Additionally, by letter to Mr. Maroone dated March 26, 1999, we confirmed that upon the termination of Mr. Maroone's employment with us, any stock options granted to Mr. Maroone prior to March 26, 1999 would continue to vest in accordance with their initial vesting schedule and would be exercisable through the duration of their original ten-year terms.


     Craig T. Monaghan. On April 19, 2000, we entered into an agreement with Craig T. Monaghan by which he serves as our Senior Vice President, Chief Financial Officer. Our agreement with Mr. Monaghan provides for Mr. Monaghan's employment with us at an initial base salary of $450,000 per year. The agreement also provides for an annual bonus of up to 50% of Mr. Monaghan's annual salary, payable upon the achievement of certain company performance goals. Upon the commencement of Mr. Monaghan's employment, we granted to Mr. Monaghan a sign-on bonus in the amount of $100,000 and options to purchase a total of 387,745 shares of our stock (adjusted to reflect the tax-free spin-off to our stockholders of ANC Rental). These options vest in four equal annual installments commencing on May 8, 2001 and have an exercise price equal to $8.41 per share and a term expiring on May 8, 2010 (subject to earlier termination in accordance with the applicable stock option plan and agreement). Additionally, as part of our annual stock option grant, on August 1, 2000, we granted Mr. Monaghan options to purchase 50,000 shares of our stock at an exercise price of $6.875 per share. These options vest in four equal annual installments commencing on August 1, 2001 and expire on August 1, 2010. Mr. Monaghan will be eligible to receive stock option grants in future years at the discretion of our Compensation Committee. Under the terms of the agreement, if Mr. Monaghan's employment is terminated by us for any reason other than "cause," or if he terminates his employment with us for "good reason" (as defined in the employment agreement), he is entitled to receive an amount equivalent to eighteen (18) months of his initial base salary of $450,000.

                           STOCK OWNERSHIP INFORMATION


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2000, all such filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with, except that Mr. Hudson was late in reporting his exercise of 300,000 stock options in February 2000. Mr. Hudson did not sell the shares he acquired pursuant to the exercise of such stock options.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of March 26, 2001 with respect to the beneficial ownership of our stock by (1) each person who is known by us to be a beneficial owner of more than 5% of our stock outstanding,
(2) each of our Directors, (3) our Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table and (4) all of our current Directors and executive officers as a group. Share amounts and percentages include shares of our stock that may be acquired by such individual, entity or group upon exercise of all options exercisable on March 26, 2001 or within sixty days thereafter. References to stock options in the footnotes to the following table reflect an adjustment made in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation with respect to any stock options granted prior to August 1, 2000.



                                                                                Shares Beneficially
                                                                                       Owned
                                                                             -------------------------
Name and Address of Beneficial Owner(1)                                         Number        Percent
--------------------------------------------------------------------------   ------------   ----------
 ESL Investments, Inc.(2) ................................................   45,030,100         13.4%
    One Lafayette Place
    Greenwich, CT 06830
 Subsidiaries of FMR Corp.(3) ............................................   40,995,747         12.2%
    82 Devonshire Street
    Boston, MA 02109
 H. Wayne Huizenga(4) ....................................................   32,141,482          9.3%
 Mike Jackson(5) .........................................................      306,961            *
 Harris W. Hudson(6) .....................................................   20,151,088          6.0%
 Robert J. Brown(7) ......................................................      197,455            *
 J.P. Bryan(8) ...........................................................      130,785            *
 Rick L. Burdick(9) ......................................................      188,285            *
 Michael G. DeGroote(10) .................................................   19,872,769          5.9%
 George D. Johnson, Jr.(11) ..............................................    1,140,890            *
 John J. Melk(12) ........................................................    1,188,570            *
 Irene B. Rosenfeld(13) ..................................................       97,549            *
 Michael E. Maroone(14) ..................................................    4,427,678          1.3%
 Craig T. Monaghan(15) ...................................................       96,936            *
 Patricia A. McKay(16) ...................................................      198,527            *
 All Directors and executive officers as a group(15 persons)(17) .........   80,387,402         23.0%

----------
     * Less than 1 percent.

 (1) Except as otherwise indicated, the mailing address of each person or entity named in the table is AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

 (2) The aggregate amount of our stock beneficially owned by ESL Investments, Inc. consists of: (a) 28,761,582 shares owned by ESL Partners, L.P.; (b) 6,557,895 shares owned by ESL Limited; (c) 1,090,182 shares owned by ESL Institutional Partners, L.P.; and (d) 8,620,441 shares owned by ESL Investors, LLC. This information is based on a Schedule 13G filed by ESL Partners, L.P.

 (3) Includes: (a) 38,068,437 shares owned by Fidelity Management & Research Company; (b) 2,418,310 shares owned by Fidelity Management Trust Company; and (c) 509,000 shares owned by Fidelity International Limited. Fidelity Management and Research and Fidelity Management Trust are wholly-owned subsidiaries of FMR Corp. This information is based on a Schedule 13G filed by FMR Corp. FMR Corp. and Fidelity International expressly disclaim that they are acting as a "group" for purposes of Section 13(d) under the Exchange Act.

 (4) The aggregate amount of our stock beneficially owned by Mr. Huizenga consists of: (a) 2,929 shares owned directly; (b) 24,894,219 shares owned by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga; and (c) vested options to purchase 7,244,334 shares.

 (5) The aggregate amount of our stock beneficially owned by Mr. Jackson consists of: (a) 30,000 shares owned directly; and (b) vested options to purchase 276,961 shares.

 (6) The aggregate amount of our stock beneficially owned by Mr. Hudson consists of: (a) 18,696,779 shares beneficially owned by Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson; and (b) vested options to purchase 1,454,309 shares.

 (7) The aggregate amount of our stock beneficially owned by Mr. Brown consists of: (a) 200 shares owned by Mr. Brown and his wife as joint tenants; and
     (b) vested options to purchase 197,255 shares.

 (8) The aggregate amount of our stock beneficially owned by Mr. Bryan consists of vested options to purchase 130,785 shares.

 (9) The aggregate amount of our stock beneficially owned by Mr. Burdick consists of: (a) 57,500 shares owned directly; and (b) vested options to purchase 130,785 shares.

(10) The aggregate amount of our stock beneficially owned by Mr. DeGroote consists of: (a) 19,631,200 shares owned by Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote; and (b) vested options to purchase 241,569 shares.

(11) The aggregate amount of our stock beneficially owned by Mr. Johnson consists of: (a) 899,321 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by him; and (b) vested options to purchase 241,569 shares.

(12) The aggregate amount of our stock beneficially owned by Mr. Melk consists of: (a) 122,001 shares owned directly; (b) 825,000 shares owned by JJM Republic Limited Partnership, of which Mr. Melk is the general partner and his three adult children are limited partners; and (c) vested options to purchase 241,569 shares.

(13) The aggregate amount of our stock beneficially owned by Ms. Rosenfeld consists of vested options to purchase 97,549 shares.

(14) The aggregate amount of our stock beneficially owned by Mr. Maroone consists of: (a) 3,353,988 shares beneficially owned by Michael Maroone Family Partnership, a Nevada limited partnership controlled by Mr. Maroone; (b) 1,019 shares held through the AutoNation 401(k) Plan; and (b) vested options to purchase 1,072,671 shares.

(15) The aggregate amount of our stock beneficially owned by Mr. Monaghan consists of options to purchase 96,936 shares that are scheduled to vest on May 8, 2001.

(16) The aggregate amount of our stock beneficially owned by Ms. McKay consists of: (a) options to purchase 197,689 shares, of which options to purchase 190,767 shares have vested prior to the date hereof and options to purchase 6,924 shares are scheduled to vest on April 26, 2001; and (b) 838 shares held through the AutoNation 401(k) Plan.

(17) The aggregate amount of our stock beneficially owned by all Directors and executive officers as a group includes options to purchase 11,871,199 shares, of which 11,767,339 have vested prior to the date hereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The following is a summary of agreements and transactions among certain related parties and us. It is our policy that transactions with related parties must be on terms that, on the whole, are no less favorable than terms that would be available from unrelated parties. Based on our experience, we believe that all of the transactions described below met that standard at the time the transactions were effected. The amounts disclosed for the following transactions are estimates based on our records and other information currently available to us.


     Mr. Huizenga owns the Miami Dolphins and Pro Player Stadium, a professional sports stadium in South Florida. In 2000, we paid an aggregate of approximately $330,000 to the Miami Dolphins and Pro Player Stadium in exchange for certain marketing services for our dealerships and for the use of executive suites and tickets to events at Pro Player Stadium. We expect to continue to use their marketing services, executive suites and tickets in 2001.


     We lease an executive suite at the National Car Rental Center, a sports arena in Broward County, Florida, that is owned by Boca Resorts, Inc. Mr. Huizenga is the Chairman of the Board of Boca Resorts and beneficially owns approximately 18% of Boca Resorts' outstanding stock. Under the lease agreement, we paid Boca Resorts approximately $114,000 during 2000, plus incidental costs.


     Boca Resorts also owns and operates various resort hotels, including a hotel in Fort Lauderdale, Florida, at which we have hosted from time to time meetings of our key managers. During 2000, we paid Boca Resorts approximately $50,000 for the use of conference facilities and lodging accommodations at its hotels in connection with our management meetings.


     During 2000, we engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. for various legal services. Mr. Burdick is a partner in that law firm. We expect this relationship to continue in 2001.


     During 2000, we hired the management consulting, marketing research and public relations firm of B&C Associates, Inc. for certain management consulting services in exchange for the payment of approximately $140,000. Mr. Brown is the Chairman, Chief Executive Officer and principal owner of B&C Associates. We expect this relationship to continue in 2001.


     During 2000, we purchased approximately $600,000 of pre-employment drug screening services from Psychemedics Corporation. Mr. Huizenga owns approximately 11.1% of Psychemedics' outstanding common stock. We expect to continue to utilize Psychemedics to perform customary pre-employment drug screenings in 2001.


     National Car Rental Company is a party to an agreement with Boca Resorts pursuant to which National has purchased the naming rights of the National Car Rental Center. Until the tax-free spin-off of ANC Rental Corporation to our stockholders was completed in June 2000, National was one of our subsidiaries. During the time that we owned National in 2000, it paid approximately $1.1 million to Boca Resorts for such naming rights. In addition, National used executive suites at the arena during 2000.


     In connection with our spin-off of ANC Rental in June 2000, we entered into a distribution agreement, a tax sharing agreement and various lease agreements, transitional service agreements, purchase agreements and other arrangements with ANC Rental. Messrs. Huizenga and Bryan are directors of ANC Rental and several of our Directors own stock of ANC Rental. At the time of the spin-off, we owned ANC Rental's corporate headquarters facilities and, accordingly, we agreed to lease these facilities to ANC Rental following the spin-off for approximately $1.6 million per year. Toward the end of 2000, we sold ANC Rental's headquarters facilities, so we are no longer its landlord. We also agreed to lease certain portions of our computer data center to ANC Rental for approximately $870,000 per year. In connection with the spin-off, we also agreed to provide guarantees and credit enhancements for certain ANC Rental indebtedness and other obligations, for which ANC Rental paid us a fee of approximately $350,000 during 2000. We expect to continue to provide credit support and that ANC Rental will pay us up to $1.0 million for our credit support during 2001.

     ANC Rental agreed to purchase most of its model year 2000 vehicles, and at least 100,000 model year 2001 vehicles, through certain of our dealerships. During 2000, ANC Rental purchased approximately 245,000 vehicles through us under these agreements, generating a mark-up fee for us of approximately $1.5 million. Additionally, ANC Rental provides us certain transitional services, including computer and administrative services, and we provide ANC Rental similar services. In 2000, ANC Rental paid us approximately $650,000 and we paid ANC Rental approximately $180,000 for such services. ANC Rental also agreed to buy automotive parts from us following the spin-off, and paid us approximately $7.5 million for parts purchases made during 2000. ANC Rental also leases space from certain of our dealerships to operate its local car rental businesses. During 2000, ANC Rental paid our dealerships an aggregate of approximately $300,000 under such leases.


     In March 2000, we purchased a jet from Republic Services, Inc. Messrs. Huizenga and Hudson are Chairman of the Board and Vice Chairman of the Board and Secretary, respectively, of Republic Services. We paid approximately $4.7 million for the jet, which we believe approximated its fair market value. In January 2001, we sold the jet back to Republic Services for approximately the same amount, which was based on its then current net asset value plus the agreed upon value of certain repairs performed by us immediately prior to the sale.



                                  OTHER MATTERS

     We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.



                              STOCKHOLDER PROPOSALS

     As more specifically provided in our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder proposal to be considered at the 2002 Annual Meeting of Stockholders generally must be properly submitted to us not earlier than January 17, 2002 nor later than February 16, 2002. Detailed information for submitting stockholder proposals will be provided upon written request to the Secretary of AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2002 Annual Meeting of Stockholders.


     Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2002 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than December 10, 2001. No stockholder proposal was received for inclusion in this Proxy Statement.

                                                                       Exhibit A


                                AutoNation, Inc.
                             Audit Committee Charter


     The Audit Committee is a Committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing and influencing the quality of the Company's financial reporting and audit processes, system of internal controls, and ethical behavior.


Audit Committee Responsibilities


     The Audit Committee is required to:


     1. Provide an open avenue of communication between the internal auditors, the outside auditor and the Board of Directors.


     2. Recommend to the Board of Directors the outside auditor to be nominated. The outside auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor, subject to shareholder ratification.


     3. Review with management, the Company's chief audit executive and the outside auditor the Company's significant risks or exposures and assess the steps management has taken to minimize such risks or exposures.


     4. Review, in consultation with both the Company's chief audit executive and the outside auditor, the audit scope and plan of the internal and outside audit functions, coordination of effort between the internal and external audit functions to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.


     5. At the completion of the annual financial statement audit, review with management and the outside auditor:


             a. The Company's annual financial statements and related footnotes, including the quality and acceptability of financial reporting decisions and judgments;


             b. The audit of the annual financial statements and the outside auditors' report thereon;


             c. Any significant changes required in the outside auditors' audit plan;


             d. Any significant difficulties or disputes encountered during the course of the audit; and


             e. Any other matters related to the conduct of the audit, which are required to be communicated to the Audit Committee under generally accepted auditing standards.


     6. Ensure that the outside auditor periodically submits to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee is responsible for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     7. Recommend, based on the review of the audited financial statements and the outside auditors' independence, to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K.


     8. Annually, prepare a written report as required by Securities and Exchange Commission rules regarding whether the Audit Committee has:


             a. Reviewed and discussed the audited financial statements with management;


             b. Discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and


             c. Received from the outside auditors disclosures regarding the outside auditors' independence required by Independence Standards Board Standard No. 1, and discussed with the outside auditors their independence.


     9. Review and concur in the appointment, replacement, reassignment, or dismissal of the Company's chief audit executive.


    10. Confirm and assure the independence of the Company's chief audit executive and internal audit function.


    11. Review with management and the Company's chief audit executive:


             a.  The internal audit department charter, budget and staffing;


             b. Any significant findings and recommendations of the internal auditors, together with management's responses thereto;


             c. Any significant difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information; and


             d. Any significant changes required in the internal auditors' audit plan.


    12. Review with management and the outside auditor all interim financial reports before filing with the Securities and Exchange Commission or other regulators.


    13. Review policies and procedures with respect to executive officers' expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal or outside auditors.


    14. Review with management and the Company's chief audit executive the results of any internal audit of the Company's Compliance Program, including the Code of Business Ethics and Conduct.


    15. The Audit Committee shall meet, either telephonically or in person, at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary.


    16. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, or as directed by the Board of Directors. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.


    17. Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.


    18. Review and assess the adequacy of the Audit Committee's charter annually.

                           Audit Committee Membership


    19. The Audit Committee shall be comprised of at least three members designated by the Board of Directors.


    20. All Audit Committee members must be independent of management and free from any relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment as an Audit Committee member. The Audit Committee shall be composed of Directors who are not former members of the Company's management.


    21. As determined by the Board of Directors, each member of the Audit Committee shall be financially literate and at least one Audit Committee member must have accounting or related financial management expertise.


    22. The Audit Committee shall nominate and appoint its chairperson periodically, as necessary.


    23. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                     PROXY

                                AUTONATION, INC.

          This proxy is solicited on behalf of the Board of Directors

Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on May 17, 2001, or any postponements or adjournments thereof, as indicated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2 SET FORTH ON THE OTHER SIDE. As to any other matter, the named proxies shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2000 furnished herewith.

Nominees: 01 H. Wayne Huizenga, 02 Mike Jackson, 03 Harris W. Hudson, 04 Robert
J. Brown, 05 J.P. Bryan, 06 Rick L. Burdick, 07 Michael G. DeGroote, 08 George
D. Johnson, Jr., 09 John J. Melk and 10 Irene B. Rosenfeld.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                               PLEASE VOTE TODAY!


                 SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.



            -------------------------------------------------------
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Sign up to receive next year's annual report and proxy materials via the
Internet. Next year when the materials are available, we will send you an e-mail with instructions that will enable you to review our annual meeting materials on-line. To sign up for this optional service, log on to www.econsent.com/an.

|X| Please mark your
    votes as in this
    example.

A vote FOR all nominees is recommended by the Board of Directors

                 FOR all nom-            WITHHOLD             FOR all nominees
                 inees listed    AUTHORITY to vote for all   except as indicated
                  on reverse    nominees listed on reverse     in space below
1. Election of
   Directors
   (See Reverse)    |_|                    |_|                       |_|

For, except vote withheld from the following nominee(s)

------------------------------------

A vote FOR is recommended by the Board of Directors

                                           FOR        AGAINST      ABSTAIN
2. Ratification of the appointment of
   Arthur Andersen LLP as
   Independent Public Accountants
   for 2001:                               |_|          |_|           |_|









                                           Please sign exactly as name appears
                                           hereon. When shares are held by joint
                                           tenants, both should sign. If acting
                                           as attorney, executor, trustee, or in
                                           any representative capacity, sign
                                           name and title.



                                           -------------------------------------


                                           -------------------------------------
                                           SIGNATURE(S) IF HELD JOINTLY     DATE

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE









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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, please follow these easy steps:

                              --------------------------------------------------
TO VOTE BY PHONE              Call toll-free 1-877-PRX-VOTE (1-877-779-8683) on
                              a touch-tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until midnight, Eastern time, on May
                              16, 2001.

                              Use the Voter Control Number located in the box above, just below the perforation. Enter the Voter Control Number exactly as it appears.

                              Follow the simple recorded instructions.
                              --------------------------------------------------
                              --------------------------------------------------
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                              available until midnight, Eastern time, on May 16,
                              2001.

                              Follow the simple instructions on the screen.
                              --------------------------------------------------
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                              telephone or the Internet, please complete, sign,
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                              --------------------------------------------------

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